UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Target Corporation
(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall,	Minneapolis,	Minnesota	55403
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (612) 304-6073

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0833 per share	TGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 12, 2024, Target Corporation (the “Company”) held its 2024 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company's shareholders voted on the eight proposals described below.

The final voting results, including the votes used to determine the results for each proposal under the applicable approval standard (as indicated by the borders), are set forth below. Voting percentages may not foot due to rounding.

1.The shareholders elected twelve nominees as directors for a one-year term:

	For		Against			Broker
Nominee	Shares	%	Shares	%	Abstain	Non-Votes
David P. Abney	347,099,874	99.3	2,608,109	0.7	970,302	55,699,659
Douglas M. Baker, Jr.	333,414,561	95.4	16,235,998	4.6	1,027,726	55,699,659
George S. Barrett	336,202,927	96.2	13,445,284	3.8	1,030,074	55,699,659
Gail K. Boudreaux	347,070,690	99.2	2,692,410	0.8	915,185	55,699,659
Brian C. Cornell	330,992,227	94.9	17,699,061	5.1	1,986,997	55,699,659
Robert L. Edwards	346,558,111	99.2	2,690,509	0.8	1,429,665	55,699,659
Donald R. Knauss	344,187,622	98.4	5,463,130	1.6	1,027,533	55,699,659
Christine A. Leahy	341,944,652	97.8	7,847,020	2.2	886,613	55,699,659
Monica C. Lozano	337,164,600	96.4	12,614,292	3.6	899,393	55,699,659
Grace Puma	347,429,037	99.3	2,349,586	0.7	899,662	55,699,659
Derica W. Rice	340,314,723	97.3	9,428,159	2.7	935,403	55,699,659
Dmitri L. Stockton	338,028,342	96.7	11,611,062	3.3	1,038,881	55,699,659

2.The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2024:

For:	Shares	386,053,574
	%	95.0
Against:	Shares	19,604,498
	%	4.8
Abstain:	Shares	719,872
	%	0.2

3.The shareholders approved, on an advisory basis, the Company's executive compensation:

For:	Shares	325,721,995
	%	93.2
Against:	Shares	23,615,290
	%	6.8
Abstain:	Shares	1,341,000
Broker Non-Votes:	Shares	55,699,659

4.The shareholders did not approve a shareholder proposal to adopt a policy for an independent board chair:

For:	Shares	101,637,827
	%	29.0
Against:	Shares	245,215,111
	%	69.9
Abstain:	Shares	3,825,347
	%	1.1
Broker Non-Votes:	Shares	55,699,659

5.The shareholders did not approve a shareholder proposal requesting animal pain management reporting:

For:	Shares	32,758,740
	%	9.3
Against:	Shares	309,163,712
	%	88.2
Abstain:	Shares	8,755,833
	%	2.5
Broker Non-Votes:	Shares	55,699,659

6.The shareholders did not approve a shareholder proposal to establish wage policies:

For:	Shares	44,349,738
	%	12.6
Against:	Shares	297,788,016
	%	84.9
Abstain:	Shares	8,540,531
	%	2.4
Broker Non-Votes:	Shares	55,699,659

7.The shareholders did not approve a shareholder proposal requesting a political contributions congruency analysis:

For:	Shares	50,556,534
	%	14.4
Against:	Shares	292,294,694
	%	83.4
Abstain:	Shares	7,827,057
	%	2.2
Broker Non-Votes:	Shares	55,699,659

8.The shareholders did not approve a shareholder proposal requesting a report on the Company's partnerships with, charitable contributions to, and other support for certain organizations:

For:	Shares	7,593,066
	%	2.2
Against:	Shares	335,334,741
	%	95.6
Abstain:	Shares	7,750,478
	%	2.2
Broker Non-Votes:	Shares	55,699,659

For purposes of determining the level of support needed for a shareholder to be eligible to resubmit a shareholder proposal in a following year under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Securities and Exchange Commission uses a simple majority standard that compares votes cast “For” to votes cast “Against” an item (which gives abstentions “No effect”). Under that simple majority standard, Item 4 received support of 29.3%, Item 5 received support of 9.6%, Item 6 received support of 13.0%, Item 7 received support of 14.7%, and Item 8 received support of 2.2%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 14, 2024	/s/ Don H. Liu
Name: Don H. Liu
Title: Executive Vice President and Chief Legal & Compliance Officer